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                                                                     Exhibit 5.1

                 [Letterhead of Richards, Layton & Finger, P.A.]




                                 March 28, 2003





MBNA America Bank, National Association
400 Christiana Road

Newark, Delaware  19713

                  Re:  MBNA Master Credit Card Trust II
                       --------------------------------

Ladies and Gentlemen:

     We have acted as special Delaware counsel for MBNA America Bank, National Association, a national banking association (the "Bank"), in connection with the issuance and sale of a collateral certificate (the "Certificate"), representing an undivided beneficial interest in the MBNA Master Credit Card Trust II (the "Trust"), pursuant to a Pooling and Servicing Agreement, dated as of August 4, 1994, as amended by the First Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of March 11, 1996, by the Second Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of June 2, 1998, by the Third Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of January 10, 1999, by the Fourth Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of October 2, 2000, by the Fifth Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of March 30, 2001, by the Sixth Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of December 17, 2001, and by the Seventh Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of August 1, 2002 (collectively, the "Original Pooling and Servicing Agreement"), each by and between the Bank, as Seller and Servicer, and The Bank of New York, a banking corporation organized and existing under the laws of the State of New York, as trustee (the "Trustee"), and as further amended by the Assignments (as defined on Schedule A hereto), each by and between the Bank, as Seller and Servicer, and the Trustee, and as supplemented by the Series 2001-D Supplement to the Original Pooling and Servicing Agreement, dated as of May 24, 2001, as amended by the First Amendment to the Series 2001-D Supplement to the Original Pooling and Servicing Agreement, dated as

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MBNA America Bank, National Association
March 28, 2003
Page 2

of July 12, 2001, and the Seventh Amendment to the MBNA Master Credit Card Trust II Pooling and Servicing Agreement, dated as of August 1, 2002 (as so amended, the "Supplement"), each by and between the Bank, as Seller and Servicer, and the Trustee (the Original Pooling and Servicing Agreement as amended by the Assignments and as supplemented by the Supplement is hereinafter referred to as the "Pooling and Servicing Agreement"). At your request, this opinion is being furnished to you.

     We have made such inquiries and examined such documents as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth, including the examination of executed or conformed counterparts, or copies otherwise proved to our satisfaction, of the following:

                  (a)      The Pooling and Servicing Agreement;

                  (b) The Registration Statement on Form S-3, filed by the Bank with the Securities and Exchange Commission on March 28, 2003 (the "Registration Statement"), including a related prospectus (the "Prospectus") andrelated prospectus supplements; and

                  (c)      A certificate of an officer of the Bank, dated
                                 March 28, 2003.

     We have obtained or have been furnished with, and have relied upon with respect to factual matters, such certificates, advices and assurances from public officials and others as we have deemed necessary or appropriate for purposes of this opinion. In rendering this opinion, we have relied upon an opinion, dated March 28, 2003, of John W. Scheflen, Esquire, a copy of which is attached hereto as Exhibit "A."

     With respect to all documents examined by us, we have assumed that (i) all signatures on documents examined by us are genuine, (ii) all documents submitted to us as originals are authentic, and (iii) all documents submitted to us as copies conform with the original copies of those documents.

     For purposes of this opinion, we have assumed (i) except with respect to the Bank and the Trust, the due authorization, execution and delivery by all parties thereto of all documents examined by us, (ii) that the Bank has taken all necessary corporate action to cause the issuance and sale of the Certificate, (iii) that the issuance and sale of the Certificate were not contrary to any applicable law, rule, regulation or order, and (iv) that the Certificate has been issued and sold in accordance with the terms of the Pooling and Servicing Agreement, duly executed and delivered by the Bank and authenticated by the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and issued and delivered against payment therefor.

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MBNA America Bank, National Association
March 28, 2003
Page 3

     This opinion is limited to the laws of the State of Delaware and United States of America federal law, and we have not considered and express no opinion on the laws of any other jurisdiction. Our opinions are rendered only with respect to Delaware and United States of America federal laws and rules, regulations and orders thereunder which are currently in effect.

     Based upon the foregoing, and upon our examination of such questions of law and statutes as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Certificate has been legally issued and is fully paid and nonassessable and entitled to the benefits of the Pooling and Servicing Agreement.

     We understand that you will file this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement in connection with the filing by the Bank of the Registration Statement under the Securities Act of 1933, as amended. We hereby consent to the filing of this opinion with the Securities and Exchange Commission. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                                     Very truly yours,


                                             /s/ Richards, Layton & Finger, P.A.






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MBNA America Bank, National Association
March 28, 2003
Page 4


                                   Schedule A
                                   ----------

1. Assignment No. 1 of Receivables in Additional Accounts, dated as of September 19, 1994 (the "First Assignment").

2. Assignment No. 2 of Receivables in Additional Accounts, dated as of November 15, 1994 (the "Second Assignment").

3. Assignment No. 3 of Receivables in Additional Accounts, dated as of March 30, 1995 (the "Third Assignment").

4. Assignment No. 4 of Receivables in Additional Accounts, dated as of July 6, 1995 (the "Fourth Assignment").

5. Assignment No. 5 of Receivables in Additional Accounts, dated as of October 3, 1995 (the "Fifth Assignment").

6. Assignment No. 6 of Receivables in Additional Accounts, dated as of March 8, 1996 (the "Sixth Assignment").

7. Assignment No. 7 of Receivables in Additional Accounts, dated as of May 30, 1996 (the "Seventh Assignment").

8. Assignment No. 8 of Receivables in Additional Accounts, dated as of September 4, 1996 (the "Eighth Assignment").

9. Assignment No. 9 of Receivables in Additional Accounts, dated as of October 3, 1996 (the "Ninth Assignment").

10. Assignment No. 10 of Receivables in Additional Accounts, dated as of November 5, 1996 (the "Tenth Assignment").

11. Assignment No. 11 of Receivables in Additional Accounts, dated as of February 4, 1997 (the "Eleventh Assignment").

12. Assignment No. 12 of Receivables in Additional Accounts, dated as of April 4, 1997 (the "Twelfth Assignment").

13. Assignment No. 13 of Receivables in Additional Accounts, dated as of July 2, 1997 (the "Thirteenth Assignment").





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MBNA America Bank, National Association
March 28, 2003
Page 5


14. Assignment No. 14 of Receivables in Additional Accounts, dated as of October 2, 1997 (the "Fourteenth Assignment").

15. Assignment No. 15 of Receivables in Additional Accounts, dated as of December 17, 1997 (the "Fifteenth Assignment").

16. Assignment No. 16 of Receivables in Additional Accounts, dated as of April 10, 1998 (the "Sixteenth Assignment").

17. Assignment No. 17 of Receivables in Additional Accounts, dated as of July 2, 1998 (the "Seventeenth Assignment").

18. Assignment No. 18 of Receivables in Additional Accounts, dated as of September 22, 1998 (the "Eighteenth Assignment").

19. Assignment No. 19 of Receivables in Additional Accounts, dated as of November 17, 1998 (the "Nineteenth Assignment").

20. Assignment No. 20 of Receivables in Additional Accounts, dated as of February 10, 1999 (the "Twentieth Assignment").

21. Assignment No. 21 of Receivables in Additional Accounts, dated as of April 5, 1999 (the "Twenty-First Assignment").

22. Assignment No. 22 of Receivables in Additional Accounts, dated as of June 17, 1999 (the "Twenty-Second Assignment").

23. Assignment No. 23 of Receivables in Additional Accounts, dated as of July 27, 1999 (the "Twenty-Third Assignment").

24. Assignment No. 24 of Receivables in Additional Accounts, dated as of October 12, 1999 (the "Twenty-Fourth Assignment").

25. Assignment No. 25 of Receivables in Additional Accounts, dated as of November 24, 1999 (the "Twenty-Fifth Assignment").

26. Assignment No. 26 of Receivables in Additional Accounts, dated as of March 3, 2000 (the "Twenty-Sixth Assignment").

27. Assignment No. 27 of Receivables in Additional Accounts, dated as of April 24, 2000 (the "Twenty-Seventh Assignment").




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MBNA America Bank, National Association
March 28, 2003
Page 6


28. Assignment No. 28 of Receivables in Additional Accounts, dated as of June 29, 2000 (the "Twenty-Eighth Assignment").

29. Assignment No. 29 of Receivables in Additional Accounts, dated as of October 19, 2000 (the "Twenty-Ninth Assignment").

30. Assignment No. 30 of Receivables in Additional Accounts, dated as of January 30, 2001 (the "Thirtieth Assignment").

31. Assignment No. 31 of Receivables in Additional Accounts, dated as of April 30, 2001 (the "Thirty-First Assignment").

32. Assignment No. 32 of Receivables in Additional Accounts, dated as of July 20, 2001 (the "Thirty-Second Assignment").

33. Assignment No. 33 of Receivables in Additional Accounts, dated as of November 27, 2001 (the "Thirty-Third Assignment").

34. Assignment No. 34 of Receivables in Additional Accounts, dated as of March 19, 2002 (the "Thirty-Fourth Assignment").

35. Assignment No. 35 of Receivables in Additional Accounts, dated as of July 25, 2002 (the "Thirty-Fifth Assignment").

36. Assignment No. 36 of Receivables in Additional Accounts, dated as of November 22, 2002 (the "Thirty-Sixth Assignment", and together with the First Assignment, the Second Assignment, the Third Assignment, the Fourth Assignment, the Fifth Assignment, the Sixth Assignment, the Seventh Assignment, the Eighth Assignment, the Ninth Assignment, the Tenth Assignment, the Eleventh Assignment, the Twelfth Assignment, the Thirteenth Assignment, the Fourteenth Assignment, the Fifteenth Assignment, the Sixteenth Assignment, the Seventeenth Assignment, the Eighteenth Assignment, the Nineteenth Assignment, the Twentieth Assignment, the Twenty-First Assignment, the Twenty-Second Assignment, the Twenty-Third Assignment, the Twenty-Fourth Assignment, the Twenty-Fifth Assignment, the Twenty-Sixth Assignment, the Twenty-Seventh Assignment, the Twenty-Eighth Assignment, the Twenty-Ninth Assignment, the Thirtieth Assignment, the Thirty-First Assignment, the Thirty-Second Assignment, the Thirty-Third Assignment, the Thirty-Fourth Assignment and the Thirty-Fifth Assignment, the "Assignments").




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            [Letterhead of MBNA America Bank, National Association]

                                                              March 28, 2003


Richards, Layton & Finger, P.A.
One Rodney Square
P.O. Box 551
Wilmington, Delaware  19899

Re:      MBNA Credit Card Master Note Trust (Issuer of the Notes)
         MBNA Master Credit Card Trust II (Issuer of the Collateral Certificate) MBNA America Bank, National Association (Originator of the Issuers) Registration Statement on Form S-3

Gentlemen:

     I am familiar with the registration statement on Form S-3 to be filed on or about March 28, 2003 (the "Registration Statement") by MBNA America Bank, National Association, a national banking association (the "Bank"), on behalf of MBNA Credit Card Master Note Trust (the "Trust") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the issuance from time to time by the Trust of series, classes or tranches of its Notes secured by assets of the Trust (including the "Collateral Certificate" issued by MBNA Master Credit Card Trust II). All Notes to be issued by the Trust in offerings pursuant to the Registration Statement are collectively referred to herein as the "Notes."

     I have examined originals or copies, certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion.

     Based upon the forgoing, I am of the opinion that:

     1. The Bank is a national banking association formed under the laws of the United States of America and is authorized thereunder to transact the business of banking;

     2. The Bank has corporate power to cause the MBNA Master Credit Card Trust II (the "Master Trust") to issue and sell the Collateral Certificate, to pledge the Trust's assets, including the Collateral Certificate, as security for the Notes and, upon approval by the Finance and Loan Committee of the Bank, to cause the Trust to issue and sell the Notes; and

     3. The execution and delivery by the Bank of the Collateral Certificate, and the issuance and sale by the Master Trust of the Collateral Certificate, have been duly authorized by all necessary corporate action on the part of the Bank.


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Richards, Layton & Finger
March 28, 2003
Page 2




     I am admitted to the Bar of the State of Maryland, and express no opinion as to the law of any jurisdiction other than the laws of the United States of America.

     You may rely on this opinion in connection with an opinion to be submitted by you to the Bank and filed by the Bank with the Securities and Exchange Commission as an exhibit to the Registration Statement. I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading "Legal Matters" in the prospectus relating to the Notes. In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act.

                                                          Very truly yours,


                                                      /s/ John W. Scheflen, Esq.